EXHIBIT 23.1

Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-82414) pertaining to the Advanced Neuromodulation Systems, Inc. 1979 Amended and Restated Employees’ Stock Option Plan; (Form S-8 No. 2-91410) pertaining to the Advanced Neuromodulation Systems, Inc. Directors’ Stock Option Plan; (Form S-8 No. 333-00967) pertaining to the Advanced Neuromodulation Systems, Inc. 1995 Stock Option Plan and the Advanced Neuromodulation Systems, Inc. Sales and Marketing Employees Stock Option Plan; (Form S-8 No. 333-75879) pertaining to the Advanced Neuromodulation Systems, Inc. 1998 Stock Option Plan; (Form S-8 No. 333-61240) pertaining to the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan; (Form S-8 No. 333-85968) pertaining to the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan; (Form S-3 No. 333-40927) pertaining to the registration of 100,000 shares of Common Stock issued pursuant to a Common Stock Purchase Warrant between Advanced Neuromodulation Systems, Inc. and Robert L. Swisher, Jr.; (Form S-3 No. 333-53440) pertaining to the registration of 1,223,825 shares of Common Stock issued pursuant to an Agreement and Plan of Merger dated November 30, 2000 between the Company and Hi-tronics Designs, Inc. and an Asset Purchase Agreement dated as of January 2, 2001 between the Company and Implantable Devices Limited Partnership, ESOX Technology Corporation and Implantable Devices, Inc.; (Form S-3 No. 333-101911) pertaining to the registration of 156,302 shares of Common Stock issued pursuant to an Agreement and Plan of Merger dated November 4, 2002 between the Company and MicroNet Medical, Inc. and the related Prospectuses of our report dated March 27, 2003, with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. and Subsidiaries, included in the Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/ Ernst & Young LLP Ernst & Young LLP

Dallas, Texas
May 8, 2003